Exhibit 10.4

CONTRIBUTION AGREEMENT

by and between

FBR TRS HOLDINGS, INC.

and

FBR CAPITAL MARKETS CORPORATION

dated as of July 20, 2006

EXHIBITS & SCHEDULES

Schedule 1	Contributed Property

(i)

CONTRIBUTION AGREEMENT

THIS CONTRIBUTION AGREEMENT (this “Agreement”) is made as of this              day of July 20, 2006 by and between FBR TRS HOLDINGS, INC., a Virginia corporation (“Contributor”) and FBR CAPITAL MARKETS CORPORATION, a Virginia corporation (“Acquirer”).

RECITALS

A. Contributor is the record and beneficial owner of the equity interests set forth on Schedule 1 attached hereto (the “Contributed Property”).

B. Contributor desires to contribute the Contributed Property to Acquirer, on the terms and conditions hereinafter set forth.

C. Acquirer desires to acquire the Contributed Property from Contributor, on the terms and conditions hereinafter set forth.

AGREEMENT

NOW, THEREFORE, for and in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I

THE CONTRIBUTION

1.1 Contribution of Equity Interests. Contributor agrees to contribute, transfer, assign and convey the Contributed Property to Acquirer, and Acquirer agrees to acquire and accept transfer of the Contributed Property, pursuant to the terms and conditions set forth in this Agreement. The Contributed Property shall be transferred to Acquirer free and clear of any and all liens, encumbrances, security interests, prior assignments or conveyances, conditions, restrictions, voting agreements, claims, and any other matters affecting title thereto.

1.2 Consideration. The total consideration for which Contributor agrees to contribute and assign the Contributed Property to Acquirer, and which Acquirer agrees to pay to Contributor, subject to the terms of this Agreement, shall be 45,999,000 shares of common stock, par value $.001 per share, of Acquirer (the “Consideration”).

ARTICLE II

REPRESENTATIONS, WARRANTIES AND COVENANTS

2.1 Representations and Warranties of Acquirer. Acquirer hereby represents and warrants to Contributor that the following statements are true, correct, and complete in all material respects as of the date of this Agreement and will be true, correct, and complete in all material respects as of the Closing Date:

(a) Organization and Power. Acquirer is a corporation duly organized and validly existing under the laws of the Commonwealth of Virginia, and has full right, power, and authority to conduct its business as presently proposed to be conducted, to enter into this Agreement and to assume and perform all of its obligations under this Agreement; and the execution and delivery of this Agreement and the performance by Acquirer of its obligations under this Agreement have been duly authorized by all requisite action of Acquirer and require no further action or approval of Acquirer or of any other individuals or entities to constitute this Agreement as a binding and enforceable obligation of Acquirer, assuming due authorization, execution and delivery of this Agreement by Contributor; this Agreement is the valid and binding agreement of Acquirer, enforceable against Acquirer in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditor’s rights generally, and by general principles of equity. Acquirer is duly qualified to do business and is in good standing in each jurisdiction where such qualification is required.

(b) Noncontravention. None of the entry into, the performance of, or the compliance with, this Agreement by Acquirer has resulted, or will result, in any violation of, default under, or the acceleration of, any obligation under the Acquirer’s articles of incorporation, bylaws, or any mortgage, indenture, lien agreement, note, contract, permit, judgment, decree, order, restrictive covenant, statute, rule, or regulation applicable to Acquirer.

(c) Consideration. The shares of common stock of Acquirer that comprise the Consideration have been duly authorized, and, when issued and delivered to the Contributor pursuant to this Agreement, will be validly issued, fully paid and nonassessable.

(d) Consents. Each consent, approval, authorization, order, license, certificate, permit, registration, designation, or filing by or with any governmental agency or body necessary for the execution, delivery, and performance of this Agreement or the transactions contemplated hereby by Acquirer has been obtained.

2.2 Representations and Warranties of Contributor. Contributor hereby represents and warrants to Acquirer that that the following statements are true, correct, and complete in all material respects as of the date of this Agreement and will be true, correct, and complete in all material respects as of the Closing Date:

(a) Organization and Power. Contributor is a corporation duly organized and validly existing under the laws of the Commonwealth of Virginia, and has full right, power, and authority to conduct its business as presently proposed to be conducted, to enter into this Agreement and to assume and perform all of its obligations under this Agreement; and the execution and delivery of this Agreement and the performance by Contributor of its obligations under this Agreement have been duly authorized by all requisite action of Contributor and require no further action or approval of Contributor or of any other individuals or entities to constitute this Agreement as a binding and enforceable obligation of Contributor, assuming due authorization, execution and delivery of this Agreement by Acquirer; this Agreement is the valid and binding agreement of Contributor, enforceable against Contributor in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditor’s rights generally, and by general principles of equity. Contributor is duly qualified to do business and is in good standing in each jurisdiction where such qualification is required.

(b) Noncontravention. None of the entry into, the performance of, or the compliance with, this Agreement by Contributor has resulted, or will result, in any violation of, default under, or the acceleration of, any obligation under the Contributor’s articles of incorporation, bylaws, or any mortgage, indenture, lien agreement, note, contract, permit, judgment, decree, order, restrictive covenant, statute, rule, or regulation applicable to Contributor.

(c) Consents. Each consent, approval, authorization, order, license, certificate, permit, registration, designation, or filing by or with any governmental agency or body necessary for the execution, delivery, and performance of this Agreement or the transactions contemplated hereby by Contributor has been obtained.

2.3 Covenants of Acquirer. In addition to the acts, instruments and agreements recited herein and contemplated to be performed, executed and delivered by Acquirer and Contributor, Acquirer shall perform, execute, and deliver or cause to be performed, executed, and delivered at the Closing or after the Closing, any and all further acts, instruments, and agreements and provide such further assurances as Contributor may reasonably require to consummate the transactions contemplated hereunder.

2.4 Covenants of Contributor. In addition to the acts, instruments and agreements recited herein and contemplated to be performed, executed and delivered by Acquirer and Contributor, Contributor shall perform, execute, and deliver or cause to be performed, executed, and delivered at the Closing or after the Closing, any and all further acts, instruments, and agreements and provide such further assurances as Acquirer may reasonably require to consummate the transactions contemplated hereunder.

ARTICLE III

CONDITIONS PRECEDENT TO THE CLOSING

3.1 Conditions to Acquirer’s Obligations. In addition to any other conditions set forth in this Agreement, Acquirer’s obligation to consummate the Closing is subject to the timely satisfaction of each and every one of the conditions and requirements set forth in this Section 3.1, all of which shall be conditions precedent to Acquirer’s obligations under this Agreement.

(a) Contributor’s Obligations. Contributor shall have performed all of its obligations hereunder which are to be performed prior to Closing, and shall have delivered or caused to be delivered to Acquirer all of the documents and other information required to be delivered pursuant to Section 4.2.

(b) Contributor’s Representations and Warranties. Contributor’s representations and warranties set forth in Section 2.2 shall be true and correct as if made again on the Closing Date.

(c) No Injunction. On the Closing Date, there shall be no effective injunction, writ, preliminary restraining order or other order issued by a court of competent jurisdiction restraining or prohibiting the consummation of the transactions contemplated hereby.

3.2 Conditions to Contributor’s Obligations. In addition to any other conditions set forth in this Agreement, Contributor’s obligations to consummate the Closing is subject to the timely satisfaction of each and every one of the conditions and requirements set forth in this Section 3.2, all of which shall be conditions precedent to Contributor’s obligations under this Agreement.

(a) Acquirer’s Obligations. Acquirer shall have performed all obligations of Acquirer hereunder which are to be performed prior to Closing, and shall have delivered or caused to be delivered to Contributor, all of the documents and other information required to be delivered pursuant to Section 4.3.

(b) Acquirer’s Representations and Warranties. Acquirer’s representations and warranties set forth in Section 2.1 shall be true and correct as if made again on the Closing Date.

(c) No Injunction. On the Closing Date, there shall be no effective injunction, writ, preliminary restraining order or other order issued by a court of competent jurisdiction restraining or prohibiting the consummation of the transactions contemplated hereby.

ARTICLE IV

CLOSING AND CLOSING DOCUMENTS

4.1 Closing. The consummation and closing (the “Closing”) of the transactions contemplated under this Agreement shall take place at the offices of Hunton & Williams LLP, 1900 K Street, N.W., Washington, D.C. 20006, or such other place as is mutually agreeable to the parties as soon as reasonably practicable following the satisfaction of the conditions set forth in Article III of this Agreement (the “Closing Date”), or as otherwise set by agreement of the parties.

4.2 Contributor’s Deliveries. At the Closing, Contributor shall deliver the following to Acquirer:

(a) Authority Documents. Evidence reasonably satisfactory to Acquirer that the person or persons executing the documents required pursuant to this Agreement on behalf of Contributor has full right, power, and authority to do so.

(b) Stock Certificates. Certificates representing all of the Contributed Property, duly endorsed and assigned to Acquirer.

(c) Other Documents. Contributor shall have executed and delivered any other document or instrument reasonably requested by Acquirer or required hereby.

4.3 Acquirer’s Deliveries. At the Closing, Acquirer shall deliver the following to the Contributors:

(a) The Consideration. Acquirer shall have executed and delivered to Contributor a duly signed and endorsed stock certificate representing the Consideration.

(b) Authority Documents. Evidence reasonably satisfactory to Contributor that the person or persons executing the documents required pursuant to this Agreement on behalf of Acquirer have full right, power, and authority to do so.

(c) Other Documents. Acquirer shall have executed and delivered any other document or instrument reasonably requested by Contributor or required hereby.

4.4 Fees and Expenses; Closing Costs. Acquirer shall pay all fees, expenses and closing costs relating to the transactions contemplated by this Agreement; provided however, that Contributor shall pay its own attorneys’ and consultants’ fees and expenses.

ARTICLE V

MISCELLANEOUS

5.1 Entire Agreement; Modifications and Waivers. This Agreement constitutes the entire agreement among the parties hereto and may not be modified or amended except by instrument in writing signed by the parties hereto.

5.2 Successors and Assigns. Except as set forth in this Article, this Agreement may not be assigned by Acquirer or Contributor without the prior approval of the other party hereto. This Agreement shall be binding upon, and inure to the benefit of, the Contributor and Acquirer, and their respective legal representatives, successors, and permitted assigns.

5.3 Article Headings. Article headings and article and section numbers are inserted herein only as a matter of convenience and in no way define, limit, or prescribe the scope or intent of this Agreement or any part hereof and shall not be considered in interpreting or construing this Agreement.

5.4 Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the Commonwealth of Virginia.

5.5 Counterparts. This Agreement may be executed in any number of counterparts and by any party hereto on a separate counterpart, each of which when so executed and delivered shall be deemed an original and all of which taken together shall constitute but one and the same instrument.

5.6 Severability. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURES APPEAR ON FOLLOWING PAGES]

IN WITNESS WHEREOF, this Agreement has been entered into effective as of the date above first written.

CONTRIBUTOR:

FBR TRS HOLDINGS, INC., a Virginia corporation

By:	/s/ Kurt R. Harrington
Name:	Kurt R. Harrington
Title:	CFO and Treasurer

ACQUIRER:

FBR CAPITAL MARKETS CORPORATION, a Virginia corporation

By:	/s/ William J. Ginivan
Name:	William J. Ginivan
Title:	SVP, General Counsel and Secretary